Exhibit 24.01

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Bank of the Carolinas Corporation and the several undersigned officers and directors thereof whose signatures appear below, hereby makes, constitutes and appoints Stephen R. Talbert and Megan W. Patton, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, (a) a Registration Statement of Bank of the Carolinas Corporation on Form S-1 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of shares of voting common stock of Bank of the Carolinas Corporation, and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the “Registration Statement”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and each of Bank of the Carolinas Corporation and said officers and directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Bank of the Carolinas Corporation might or could do, and as each of said officers and directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Bank of the Carolinas Corporation and said officers and directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, Bank of the Carolinas Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors in the capacity or capacities noted has hereunto set his hand as of the date indicated below.

BANK OF THE CAROLINAS CORPORATION
(Registrant)

By:	/s/ Stephen R. Talbert
Stephen R. Talbert, President and Chief Executive Officer

Dated: August 15, 2014

SIGNATURE	CAPACITY

/s/ Stephen R. Talbert	President, Chief Executive Officer, and Director
Stephen R. Talbert	(principal executive officer)

/s/ Megan W. Patton	Senior Vice President and Chief Financial Officer
Megan W. Patton	(principal financial officer and principal accounting officer)

/s/ Jerry W. Anderson	Director
Jerry W. Anderson

/s/ Alan M. Bailey	Director
Alan M. Bailey

/s/ John A. Drye	Director
John A. Drye

/s/ John W. Googe	Director
John W. Googe

/s/ Henry H. Land	Director
Henry H. Land

/s/ Grady L. McClamrock, Jr.	Director
Grady L. McClamrock, Jr.

/s/ Lynne Scott Safrit	Director
Lynne Scott Safrit

/s/ Francis W. Slate	Director
Francis W. Slate